EXHIBIT 10.30

            FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

     This First Amendment and Waiver to Loan and Security Agreement ("Amendment") is dated as of November 14, 2003, by and between BLONDER TONGUE LABORATORIES, INC. ("Borrower") a Delaware corporation, and COMMERCE BANK, N.A., a national banking association ("Lender").

                                   BACKGROUND

     A. Pursuant to the terms of a certain Loan and Security Agreement dated March 20, 2002, by and between Borrower and Lender (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the "Loan Agreement"), Lender made available to Borrower, inter alia, a revolving line of credit not to exceed Seven Million Dollars ($7,000,000) (the "Revolving Loan"), a Term Loan A in an original principal amount of Nine Million Dollars ($9,000,000) (the "Term Loan A"), and a Term Loan B in an original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Term Loan B," together with the Revolving Loan, and the Term Loan A, collectively, "Loans").

     B. The Loans are secured by, inter alia, continuing perfected security interests in and first liens upon all existing or thereafter arising assets of Borrower.

     C. As of the date hereof, an Event of Default exists under the terms of the Loan Agreement by virtue of Borrower's failure to comply with Section 6.8(a) of the Loan Agreement, for the period ending September 30, 2003. Such Event of Default, for the period referenced, is referred to herein as the "Existing Default."

     D. Borrower has requested that Lender waive the Existing Default and modify, in certain respects, the terms of the Loan Agreement, and Lender has agreed to such waiver and modifications in accordance with, and subject to, the satisfaction of the conditions hereof.

     All capitalized terms used herein without further definition shall have the respective meanings set forth in the Loan Agreement.

     NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

     1.   Amendments to Loan Agreement .

          a. Section I of the Loan Agreement shall be amended by adding the following definitions in the appropriate alphabetical order:

               (i) BDR Broadband - BDR Broadband, LLC, a Delaware limited liability company.


               (ii) BTT- Blonder Tongue Telephone, LLC, a New Jersey limited liability company.

               (iii) NetLinc - NetLinc Communications, LLC, a New Jersey limited liability company.
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               (iv) Pledge Agreement - That certain  Collateral Pledge Agreement executed by Borrower in favor of Lender and dated as of November 14, 2003

               (v) Prime Rate - The "Prime Rate" of interest as published in the "Money Rates" section of The Wall Street Journal on the applicable date (or the highest "Prime Rate" if more than one is published) as such rate may change from time to time. If The Wall Street Journal ceases to be published or goes on strike or is otherwise not published, Lender may use a similar published prime or base rate. The Prime Rate is not necessarily the lowest or best rate of interest offered by Lender to any borrower or class of borrowers.

               (vi) TVMax Notes - Collectively, those four certain Promissory Notes each dated September 30, 2002, in the original principal amounts of $432,015.06, $521,252.43, $511,051.89 and $464,880.73, respectively, jointly and severally issued by TVMax Holdings, Inc. and certain of its Affiliates and Subsidiaries, in favor of Borrower.

          b. Section I of the Loan Agreement shall be amended by deleting the definitions of "Collateral," "Loan Documents," "Revolving Credit Rate," and "Term Loan A Rate " in their entirety, and replacing them as follows:

               (i) Collateral - All of the Property, and interests in Property, described in Section 3.1 of this Agreement, and all other Property (including without limitation, the TVMax Notes), that now or hereafter secure payment of the Obligations and satisfaction by Borrower of all covenants and undertakings contained in this Agreement, and the other Loan Documents.

               (ii) Loan Documents - Collectively, this Agreement, the Notes, the Mortgage, the Assignment of Rents and Leases, the Surety Agreement, the Perfection Certificate, the Intellectual Property Agreements, the Assignments, the Letter of Credit Documents, the Pledge Agreement, and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended, amended and restated or replaced from time to time.

               (iii) Revolving Credit Rate - Effective as of November 1, 2003, a per annum rate equal to the Prime Rate, plus 150 basis points, but in no event shall the Revolving Credit Rate ever be less than 5.5%.

               (iv) Term Loan A Rate - Effective as of November 1, 2003, a per annum fixed rate of seven and one-half of one percent (7.50%).

          c. Section 2.3(c) of the Loan Agreement shall be deleted in its entirety, and replaced as follows:

          c. The principal balance of the Term Loan A shall be paid as follows: nineteen (19) consecutive equal monthly installments of principal in the amount of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500.00) each, commencing on May 1, 2002, and continuing on the first (1st) day of each month thereafter, through and including November 1, 2003. Beginning December 1, 2003, the remaining principal balance of Term Loan A shall be paid in twenty eight 28 consecutive equal monthly installments of

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

          principal in the amount of One Hundred Ninety Two Thousand, Five Hundred Dollars ($192,500.00) each, commencing on December 1, 2003, and continuing on the first (1st) day of each month thereafter. A final forty-eighth (48th) installment of all unpaid principal and all accrued and unpaid interest outstanding under the Term Loan A shall be due and payable on the Term Loan A Maturity Date. All interest payments on account of Term Loan A will be due in addition to the principal installments, and shall be paid on a monthly basis in accordance with Section 2.6(b).

          d. Section 2.9(a) of the Loan Agreement shall be deleted in its entirety, and replaced as follows:

          2.9(a) If the Revolving Credit is terminated at any time prior to the Revolving Credit Maturity Date (other than as a result of acceleration or the exercise of rights after an Event of Default), Borrower shall pay to Lender a termination fee of Thirty Five Thousand Dollars ($35,000). Such fee is payable on the date of termination.

          e. Section 6.8(b) shall be deleted in its entirety and replaced as follows:

          6.8(b) Leverage Ratio: Borrower shall have and maintain, as of each fiscal year beginning with the fiscal year ending December 31, 2003, a Leverage Ratio of no more than .90 to 1.0, measured annually, as of the last day of each fiscal year.

          f.  Section  6.9(a)  shall be amended by adding  subsections  (vi) and
(vii) as follows:

          6.9(a)(vi) on or before the 21st day of each month, monthly flash reports for the prior month including revenues, estimated net profits, inventory levels and any additional information reasonably required by Lender; and

                  6.9(a)(vii) within forty five (45) days after each fiscal quarter end, consolidated and consolidating (if applicable) income and cash flow statements of BDR Broadband and BTT for such quarter and for the expired portion of the fiscal year ending with the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, and the consolidated and consolidating (if applicable) balance sheet of BDR Broadband and BTT as at the end of such quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding periods of the previous fiscal year, all in reasonable detail, prepared by Borrower's management.

     2. Representations and Warranties. Borrower warrants and represents to Lender as of the date hereof that:

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


          a. Prior Representations. By execution of this Amendment, Borrower reconfirms all warranties and representations made to Lender under the Loan Agreement and the other Loan Documents respectively and restates such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the Obligations due to Lender are indefeasibly paid and satisfied in full.

          b. Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers and (ii) are not and will not be in contravention of any order of court or other agency of government, of law or of any material indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such material indenture, agreement, or undertaking, or result in the imposition of any lien, charge, or encumbrance of any nature (other than liens in favor of Lender) on any of the properties of Borrower.

          c. Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

          d. No Default. Other than the Existing Default that is being waived by Lender hereunder, no Default or Event of Default exists.

     3. Collateral. As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement, Borrower hereby confirms its prior grant to Lender of a continuing lien on and security interest in, upon and to all of Borrower's now owned or hereafter acquired, created or arising Collateral (including the TVMax Notes and all Supporting Obligations related thereto, and the Pledged Collateral, as defined in the Pledge Agreement).

     4. Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Borrower acknowledges and agrees that it has no deductions, defenses, setoffs, claims or counterclaims of any nature, with respect to its obligations to Lender. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan
Agreement and all other Loan Documents respectively as amended by this Amendment.

     5. Confirmation of Indebtedness. Borrower confirms and acknowledges that as of the close of business on November 13, 2003, it is indebted to Lender for the Revolving Credit (including Letters of Credit) in the principal amount of $4,175,913.35, Term Loan A in the principal amount of $5,437,500.00, and Term Loan B in the principal amount of $3,130,555.64, without any deduction, defense, setoff, claim or counterclaim, of any nature, plus all fees, costs, and expenses (including reasonable attorneys' fees) incurred to date in connection with the Loan Documents.

     6. Confirmation of Guarantor. Guarantor hereby consents to and acknowledges the terms and conditions of this Amendment and agrees that its Surety Agreement dated March 20, 2002 shall continue in full force and effect and shall continue to cover all obligations of Borrower outstanding from time to time under the Loan Agreement as amended hereby.

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

     7. Effectiveness Conditions. This Amendment shall become effective upon satisfaction of the following conditions ("Effectiveness Conditions"):

          a. Execution and delivery by Borrower of this Amendment to Lender.

          b. Execution and delivery by Borrower of the Pledge Agreement to Lender.

          c. Delivery to Lender of copies of the promissory notes comprising the TVMax Notes.

          d. Payment to Lender of a non-refundable fully earned waiver fee of $30,000. Borrower directs Lender to charge Borrower's operating account for the waiver fee and Lender agrees that it shall cause such charge to be made on or before 5 p.m. Philadelphia time on November 14, 2003.

          e. Payment of all outstanding Expenses. Borrower directs Lender to charge Borrower's operating account for all outstanding Expenses and Lender agrees that it shall cause such charge to be made on or before 5 p.m. Philadelphia time on November 14, 2003.

     8. Consent.

          a. Lender hereby consents to Borrower's prior acquisition of interests in, and/or investment in, each of BTT, NetLinc and BDR Broadband.

          b. Lender hereby consents to Borrower's incurrence of Indebtedness in a principal amount not to exceed $950,000 from Robert J. Palle, which Indebtedness will be secured by Liens in Inventory, and the Proceeds of any Inventory that is acquired with such Indebtedness. The documentation evidencing this Indebtedness, and creating the Liens, shall be in form and substance satisfactory to Lender.

     9. Waiver - Upon satisfaction of the Effectiveness Conditions set forth above, Lender shall be deemed to have waived the Existing Default, provided that Lender's waiver shall not be deemed to be a waiver of any subsequent Default or Events of Default or a waiver of any other Defaults or Events of Default, which may have occurred, but are not specifically referred to, herein. Nothing contained herein shall obligate Lender to grant any future waiver of any Defaults or Events of Default.

     10. Consultant; Privity Letter; TVMax Notes

          a. Borrower shall, prior to November 28, 2003, retain a management consultant reasonably satisfactory to Lender, to assist Borrower in assessing Borrower's business operations. Borrower irrevocably authorizes such consultant
(i) to deliver to Lender, all written reports prepared in the scope of the engagement and reviewed by Borrower, and (ii) to meet with Lender, at such times as Lender may reasonably require, to discuss issues that may arise in connection with the services to be performed by such consultant.

          b. As soon as reasonably practicable after the date hereof (but in no event, later than December 31, 2003), Borrower shall cause BDO Seidman to deliver to Lender a privity letter, in form and substance satisfactory to Lender.
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

          c. As soon as reasonably practicable after the date hereof (but in no event, later than December 15, 2003), Borrower shall deliver to Lender the original TVMax Notes, together with assignments in blank, satisfactory to Lender.

     11. Release and Waiver of Claims. For and in consideration of the mutual covenants and obligations set forth in this Amendment, and other good and valuable consideration the receipt of which is hereby acknowledged, Borrower hereby releases and forever discharges, remises, and holds harmless, Lender and each of its affiliates, subsidiaries (direct or indirect), officers, directors, employees, agents or attorneys, successors and assigns, of and from and against all manner of actions, causes of action, suits, damages, losses, costs, expenses, claims and demands whatsoever, in law or in equity (collectively, "Claims"), which Borrower ever had, or now has, by reason of any matter, claim or cause of action of any kind whatsoever to the date of this Amendment, whether known or unknown (other than Claims arising from Lender's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction), including without limitation, those relating in any way to: (i) the Loan Documents, (ii) any acts, transactions, or events that are the subject matter of the Loan Documents, (iii) the communications and business dealings among Lender and Borrower (or any officer, director, or shareholder of Borrower) from the beginning of communications and business dealings between Lender on the one hand, and Borrower on the other, related in any way to the Loan Documents, the negotiation and execution of this Amendment, or the transactions contemplated hereby or thereby.

     12. Governing Law. This Amendment and all instruments, documents and agreements, and all matters relating or arising therefrom, and the rights and obligations of the parties hereto and thereto, shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

     13. Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of the remaining provisions.

     14.  Modification.   This  Amendment  may  not  be  modified,  amended,  or
terminated except by an agreement in writing executed by the parties hereto.

     15. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each execution page of which when so executed and delivered shall be an original, but all of which shall together constitute on and the same instrument.


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     IN WITNESS  WHEREOF,  the undersigned  parties have executed this Amendment the day and year first above written.

                                        BORROWER:

                                        BLONDER TONGUE LABORATORIES, INC.

                                        By: /s/ James A. Luksch
                                            ------------------------------------
                                        Name: James A. Luksch
                                             -----------------------------------
                                        Title: Chairman & CEO
                                              ----------------------------------


                                        GURANTOR:

                                        BLONDER TONGUE INVESTMENT COMPANY

                                        By: /s/ James A. Luksch
                                            ------------------------------------
                                        Name: James A. Luksch
                                             -----------------------------------
                                        Title: Chairman & CEO
                                              ----------------------------------

                                        LENDER:

                                        COMMERCE BANK, N.A.

                                        By: /s/ Kurt J. Fuoti
                                            ------------------------------------
                                            Kurt J. Fuoti, Vice President

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